UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2007

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2007, the Board of Directors of CDI Corp. (the "Company") approved an amendment to the Company's Articles of Incorporation (the "Articles") and an amendment to the Company's By-Laws. These amendments permit the issuance of uncertificated shares of the Company's common stock. These amendments make the Company eligible to participate in the Direct Registration System (DRS), as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange. The DRS allows investors to have securities registered in their names without the issuance of physical certificates.

The By-Laws amendment was effective on December 11, 2007 and the Articles amendment was effective on December 12, 2007, upon filing the amendment with the Pennsylvania Department of State. No shareholder vote was required for these amendments.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: December 14, 2007	By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President and General Counsel